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                                                                  EXHIBIT 10.7

                                    AMENDMENT TO

                            THE ODS 401(k) SAVINGS PLAN



WHEREAS, ODS Networks, Inc. (the "Employer") heretofore adopted the ODS 401(k) Savings Plan (the "Plan"); and

WHEREAS, the Employer reserved the right to amend the Plan; and

WHEREAS, the Employer heretofore amended the Plan and desires to further amend the Plan;

NOW, THEREFORE, the Plan is hereby amended, effective as of November 1, 1997, as follows:


1. Section 4.2(a) of the Plan shall be amended by adding the following paragraph to the conclusion of said Section:

     Notwithstanding the foregoing provisions of this Section 4.2(a), if a Participant's elective deferrals for a Plan Year reach the maximum amount set out in Section 4.1(c) and, as a result, the Participant is not eligible to make elective deferrals to the Plan for the balance of such Plan Year, if such Participant is employed by the Employer on the last day of such Plan Year, such Participant shall receive a supplemental matching contribution following the close of such Plan Year in an amount equal to the percentage (as determined by the Employer's board of directors for such Plan Year) of the Participant's Compensation contributed to the Plan as elective deferrals for such Plan Year, minus the amount of the Employer matching contribution previously made on behalf of such Participant for such Plan Year.

2. Except as hereinabove amended, the provisions of the Plan shall continue in full force and effect.



IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused
this Amendment to be executed as of the       29th       day of
October          , 1997.

                    ODS NETWORKS, INC.


                    By: /s/ Kandis Tate Thompson
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